Exhibit 99.1

PacificNet Reports Q2 2007 Results - Another Quarter of Profitability as a Leading Gaming Technology Provider in Asia
Monday August 20, 8:24 am ET

-- Q2 Revenues finished at $9 Million, in which sales of electronic slot machines posted a sequential growth of 70%

-- Company reports turnaround and second profitable quarter since venturing into gaming technology business

-- Company to Host Conference Call at 8 a.m. Eastern Time today to discuss results

BEIJING, Aug. 20 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq: PACT - News), a leading provider of gaming technology, e-commerce, and Customer Relationship Management (CRM) in China, today reported unaudited results for the second quarter ended June 30, 2007. The Company expects to file its 10Q quarterly filing within days.

Financial Results of Second Quarter Ended June 30, 2007 (Unaudited, in US Dollars)

-- Revenue was $9,043,000 for the quarter ended June 30, 2007, of which approximately 18% was gaming product related. Although quarterly revenue was 32% less than the same period last year (2006Q2: $13,214,000) due to lower non-core (low margin) mobile telecom products distribution business in Greater China which posted a year-over-year decrease of 21% for the second quarter of the year, growth in the high margin gaming technology sector remained strong. Sales of electronic slot machines in Europe increased by 70% on a quarter-to-quarter sequential basis.

-- Quarterly gross profit was $2,362,000, of which 27% was gaming product related, representing an increase of 33% as compared to $1,777,000 from Q2 2006. Gross margin was 26% for Q2 2007 as compared to 13% for the same period of 2006. Higher gross margin was attributed to gaming product sales.

-- Quarterly operating profit was $347,000, an increase of 102% as compared to $172,000 from Q2 2006. Operating profit margin increased to 4% for Q2 2007 from 1% in Q2 2006. Operating income from gaming product business lines accounted for 14% and 53% of the total operating income for the second quarter of the year. Gains in gross profit is, however, partially offset by increases in sales, general and administrative expenses, which totaled $1,798,000 for the three months ended June 30, 2007, representing a year-over-year increase of 27%, or a year-over-year increase from 11% to 20% as a percentage of revenue.

-- Quarterly net profit of $244,000, or EPS of $0.02 per basic share (or $0.02 per diluted share). On a year-over-year basis, net income recorded a decrease of 66% for the three months ended June 30, 2007. This was primarily due to the discontinuation of Value-Added telecom Services (VAS) operations that were highly susceptible to adverse billing policy changes administered by China Mobile and other PRC government telecom regulations during 2007.

-- Cash and cash equivalents increased to $4,725,000 on June 30, 2007, compared to $1,799,000 as of December 31, 2006, primarily due to successful collection of certain doubtful debts of approximately $0.69 million and net proceeds from the $5 million from the issuance of a convertible debenture for the Company's gaming technology business less issuance costs and repayments of the outstanding $8 million convertible debentures issued in 2006.

-- Quarterly revenues of $3,767,000, $432,000, and $4,744,000 from the Company's three business groups: (1) Outsourcing Services, (2) Telecom Value Added Services (VAS) and (3) Products (Telecom & Gaming), posted an increase of 6%, 26% and a decrease of 47%, respectively, as compared to revenues of $3,538,000, $344,000 and $8,914,000, respectively, from the same groups for the same period last year.

-- Quarterly operating income of $241,000, $353,000, and $378,000 from the Company's three business groups posted an increase of 3%, 330% and 11%, respectively, as compared to $233,000, $82,000 and $340,000, respectively, from the same groups for the same period of the prior year.

Financial Results of the First Half of the Year Ended June 30, 2007 (Unaudited, in US Dollars)

-- Total revenues for the first six months of 2007 were $18,310,000 which represented a decrease of 8% as compared to $19,886,000 for the same period in 2006. Approximately 8% and 11% of the total revenues were generated from our new gaming technology and electronic slot machines, respectively.

-- Gross profit for the first six months of 2007 was $4,901,000, an increase of 57% as compared to $3,129,000 in 2006. Gross margin increased to 27% for the six months ended June 30, 2007 from 16% for the same period in 2006. Gross margin derived from sales of multi-player electronic table games and AWP electronic slot machine averaged 54% and 41%, respectively, for the first half year of FY2007.

-- Operating profit for the first six months of 2007 was $1,147,000, an increase of 391% as compared to $234,000 in 2006. Operating income derived from sales of multi-player electronic table games and AWP electronic slot machine accounted for 28% and 50% of the total operating income for the first half of the year.

-- Net income for the first six months of 2007 was $552,000 or EPS of $0.05 per basic share ($0.05 per diluted share), representing a decrease of 64% as compared to $1,598,000, or $0.15 per basic share ($0.13 per diluted share) for the same period in 2006, with an EPS decrease of 67%. Net profit margin decreased to 3% for the six months ended June 30, 2007 from 8% for the six months ended June 30, 2006.

2007 Business Outlook

Due to the dynamic nature of the rapidly evolving gaming market in Macau and Asia, the Company decided against providing detailed revenue and profit projections at this time. Without giving detailed projection numbers, the Company expects Q3 and Q4 revenues and profits to increase at a faster pace due to delivery of gaming machines, collection of account receivables, as well as deployment of new gaming products in Macau and Asian gaming markets.

One area of strong interest to the Company is China's rapidly growing legal gaming market: ie. China's legal welfare market and sports lottery market. PacificNet has been pursuing various cooperation, profit-sharing partnership and investment opportunities in China's lottery market. According to China lottery market research reports: the China lottery industry experienced strong growth in 2005 with 90% growth to become the world's seventh-largest market with sales of US$8.8bn, driven largely by the popularity of new games. In an effort to combat the estimated US$75bn illegal gambling market, the Company expects to launch new products and services (through partnership participation in China) to increase over the coming years, and with better distribution networks and potentially higher payouts, to capture and share part of the exciting growth. According to a recent China Lottery Industry Report by Citigroup Gaming Research, Citigroup forecasts the China lottery market to grow by CAGR of 31% over the next five years to US$34.5 billion by 2010. This should place it as the world's second-largest market behind the US, which turned over US$54.2 billion in 2005. PacifciNet plans to participate in China's lottery industry either as a system provider or sales agent, across different products such as traditional lottery, video lottery terminals (VLTs) and/or instant lottery, through profit sharing partnership arrangements.

Management Discussions

"We are delighted to report our continued turnaround and second profitable quarter since our venture into the gaming technology business. As we announced during the last few earnings conference calls, we have initiated a rapid business transformation away from our low-margin telecom business and into the new high-margin gaming business," said Tony Tong, Chairman and CEO of PacificNet. "Our goal is to streamline our operation, downsize the non- performing legacy operations, and simplify our business strategy with an emphasis on our new focus on gaming technology development. In recent board and management meetings, we evaluated the early success of our gaming technology operation and were satisfied with the progress and financial performance. Our board of directors and management team has approved our new strategy to focus on the rapidly growing gaming market in greater China, Macau, and Asia, and we are seeing encouraging results beginning in 2007. With the help of professional financial advisors and bankers, we will continue to seek strategic alternatives for our low-margin telecom business units which may include sales, disposition, spin-offs and mergers. We expect our gaming revenues and profit will continue to grow throughout the rest of the year.

"We are also delighted to receive approval on our internet gaming license application. Our games are focused on Asian gamers and the rapidly growing Asian internet gaming market. The approval of this internet gaming license by a leading Asian internet gaming jurisdiction demonstrates our progress in becoming a leading technology provider for the gaming industry, both online and land-based. Asia has evolved into the fastest growing market in both land- based and online gaming and as such, we believe there is a great demand for our Asian-themed gaming products.''

Daniel Lui, CFO of PacificNet, said, "I am glad to see our turnaround strategy is continuing to show profits as our venture into gaming technology has resulted in our second profitable quarter in the gaming technology business. The software expertise of the legacy software development outsourcing businesses with CMM Level 3 Certification has provided a solid foundation for the Company's bold venture into the high potential gaming technology provider business.''

''The company has also been putting in significant amount of effort and resources into developing a sound internal control system to support and complement our rapidly growing gaming technology business. We have already finished documentation of the existing system and identification of most control weaknesses of the company. Corresponding control, monitoring and test procedures have been designed and are being written into the company's ERP system. We aim to achieve SOX 404 compliance for our annual audit for fiscal year 2007.''

''Our move into online internet games in July was a natural expansion for PacificNet to expand its synergy with many of its operating subsidiaries in CRM as well as internet/mobile partners such as Epro and Bell-PACT CRM call centers, PactGames.com, WAP.MOABC.com, iMobile.com.cn, 18900.com, vs366.com, and Clickcom.com.cn, among others,'' said Victor Tong, President of PacificNet. ''We believe that China's internet, mobile gaming and entertainment market will surge in the coming years as a result of the expected launch of 3G services. As such, we believe the addition of online gaming will compliment our existing businesses allowing us to leverage our user base and provide a new and very exciting revenue producer going forward.''

Significant Events:

PacificNet Games Receives Interactive Gaming License in the Philippines - Leading Internet Gaming Jurisdiction in Asia

On July 10, 2007, PacGames Limited was granted an Internet gaming license by the First Cagayan and Cagayan Economic Zone Authority (CEZA) of the Philippines. First Cagayan of the Philippines is Cagayan Economic Zone Authority's (CEZA) duly appointed Master Licensor for Internet gaming operations. First Cagayan, on behalf of CEZA, processes applications from and, upon approval, issues licenses to international operators seeking to locate within CSEZFP. As Master Licensor, First Cagayan also regulates and monitors all Internet gaming related activities to ensure compliance with established rules and regulations governing operations.

Take1 Receives Major Order of 2000 Gaming Machines from Slot Operator in Europe

On July 16, 2007, Take1 Technologies ("Take1") subsidiary received an order of 2000 slot machines from a leading gaming operator in Europe. This order is, by far, the largest of several announced orders over the past few months. Terms of the deal were not disclosed for competitive reasons. Recent regulatory changes in Europe and Asia have opened the door to more widespread electronic slot operators and PacificNet's Take1 subsidiary has had success in entering the European and Asian market as a provider of electronic slot machines.

Take1 Electronic Bingo Gaming Machines Receive TST Certification

On July 12, 2007, Take1 Electronic Bingo Machines received TST (Technical Systems Testing - http://www.tstglobal.com ) Certification, as an internationally recognized Accredited Testing Facility, TST offers a full range of testing and consultation services for terrestrial (traditional / land-based) and interactive-based gaming, wagering, lottery, e-commerce and information technology industries, to ensure that gaming operates in a manner that is fair, secure and auditable. TST's services are delivered by a multi- disciplined team of trained computer scientists, engineers, mathematicians and information systems auditors, possessing first hand knowledge and experience in today's leading edge technologies. TST provides an impartial service that is renowned for its probity and fair dealing.

Opening of Research & Development Center in Zhuhai at the 2007 Zhuhai- Macau Investment Environment Promotion and Trade Fair

On May 29, 2007, PacificNet Games opened an office in Zhuhai, a city adjacent to Macau, as a product development and R&D center to support its Macau and SE Asia business development efforts.

Sale of Interest in Non-Core Value-Added Telecom Unit: Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G")

On April 30, 2007, we entered into a definitive agreement to sell our entire interest (51% ownership) in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G"), a leading Value-Added Services (VAS) internet company in China, to HeySpace International Limited ("HeySpace Group"). The sale price for PacificNet's 51% ownership in Guangzhou 3G is US$6 million to be paid in cash in 5 installments over 7 months. PacificNet acquired 51% controlling interest in Guangzhou 3G in March of 2005 for US$5.5 million consideration which was paid partly in cash and partly in PACT stock.

Required Nasdaq Disclosure:

PacificNet, Inc. also reported that the Company received a letter on August 17, 2007 from The Nasdaq Stock Market indicating that as a result of the Company's failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 with the Securities and Exchange Commission by August 15, 2007 the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and therefore this matter serves as an additional basis for the delisting of its securities from The Nasdaq Global Market. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all required reports with Nasdaq on or before the date they are required to be filed with the Securities and Exchange Commission. The Company has until August 24, 2007 to present its views with respect to the deficiency in writing to the NASDAQ Listing Qualifications Panel. In the event the Company fails to address the deficiencies, the NASDAQ Listing Qualifications Panel will consider the record as presented at the hearing and will make its determination based upon that information. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company's request for continued listing.

During the recent NASDAQ Hearing attended by PacificNet and the NASDAQ Hearing Panel on May 17, 2007, the management presented a plan to regain compliance with NASDAQ listing rules. The plan to the NASDAQ Hearing Panel included seeking a 3-month time frame to allow the Company to work with its new auditor to conduct a re-audit for the Company's financial reports for fiscal year 2004 and 2005 audits. On July 5, 2007, the NASDAQ Listing Qualifications Panel granted the company's request for continued listing on The NASDAQ Stock Market, subject to the condition that on or before September 27, 2007, the Company shall re-file a complete Form 10-K for the fiscal year ended December 31, 2006; any required amendments to its Form 10-Q for the quarter ended March 31, 2007, and all required restatements. In addition, the Company shall file its Form 10-K for the fiscal year ended December 31, 2004, and its Form 10-K for the fiscal year ended December 31, 2005, in a form acceptable to the SEC, with appropriate audit opinions. The Company has engaged its new auditor Kabani & Company, Inc. (CPA) to conduct a re-audit for the Company's financial reports for fiscal year 2004 and 2005. As of now, Kabani's auditors are in the process of conducting field audit in PacificNet's various offices in China. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company's request for continued listing.

PacificNet's management team will host a conference call at 8:00 a.m. Eastern Time on August 20, 2007, to discuss its un-audited second quarter results and company outlook. PacificNet's management team will host an earnings announcement conference call at 8:00 AM Eastern Time on August 20, 2007. The conference call is open to the public and may be accessed by calling (888) 850-5066 or (206) 315-8587 and entering conference entry code: 877448, followed by the # key. For those unable to attend the conference call live, an archive of the call will be available for 30 days. The replay number is (800) 207-7077. Please use PIN number: 5670.

About PacificNet

PacificNet, Inc. ( http://www.PacificNet.com ) is a leading provider of gaming technology, e-commerce, and Customer Relationship Management (CRM) in China. PacificNet's gaming products are specially designed for Chinese and Asian gamers with focus on integrating localized Chinese and Asian themes and content, advanced graphics, digital sound effects and popular domestic music, with secondary bonus games and jackpots. PacificNet gaming products include: Multi-player Electronic Table Games - Baccarat, Sicbo, Fish-Prawn-Crab, and Roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Asia, and Europe, while ecommerce and CRM clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China such as China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, China and Hong Kong government. PacificNet employs about 1,200 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shanghai, Shenzhen, Guangzhou, Macau and Zhuhai China, USA, and the Philippines.

Gaming Products:

PacificNet's gaming products are specially designed for Chinese and Asian gamers with focus on integrating localized Chinese and Asian themes and content, advanced graphics, digital sound effects and popular domestic music, with secondary bonus games and jackpots. PacificNet's gaming products include:

-- Multi-player Electronic Table Games: Baccarat, Sicbo, Fish-Prawn-Crab, and Roulette Machines, server based games (SBG) with multiple client betting stations.
-- Slot Machines
-- Bingo and Keno Machines
-- Video Lottery Terminals (VLTs)
-- Server-Based Gaming Machines (SBG)
-- Amusement With Prizes (AWP) Machines
-- Online iGaming Software Development
-- Client-Server Gaming Systems
-- CMM Level 3 Certified Gaming Software Development Center in China with 200 Professional Software Developers
-- Gaming Systems, Cabinet Design and Sales, Parts Sales, OEM Games. We design and sell gaming machine cabinets, replacement parts.

PacificNet's Business Units:
1. Gaming Technology: Electronic Gaming Machines, Mobile Games, i-Gaming Software.
2. Legacy Business: CRM, E-commerce and Telecom Products

PacificNet's Major Operation Subsidiaries:
-- PacificNet Games Limited (www.PactGames.com), is a leading provider of Asian multi-player electronic gaming machines, gaming technology solutions, gaming related maintenance, IT and distribution services for the leading hotel, casino and slot hall operators based in Macau, China and other Asian gaming markets.
-- Take1 Technologies (www.take1technologies.com), is in the business of designing and manufacturing electronic multimedia entertainment kiosks, coin-op kiosks and machines, Electronic Gaming Machines (EGM), bingo and slot machines, AWP (Amusements With Prizes) games, server-based downloadable games systems, and Video Lottery Terminals (VLT) such as Keno and Bingo machines, including hardware, software, and cabinets.
-- Pacific Solutions Technology, is a CMM Level 3 certified software development center with over 200 software programmers located in Shenzhen, China, and specializes in the development of client-server systems, internet e-commerce software, online and casino gaming systems and slot machines, as well as banking and telecom applications using Microsoft Visual C++, Java, and other rapid application development tools.
-- PacificNet Epro ( http://www.EproTel.com.hk ): CRM Call Center and Customer Services Outsourcing
-- PacificNet Clickcom ( http://www.clickcom.com.cn ), MOABC.com: VAS, SP,(SMS, WAP)
-- Guangzhou Wanrong (http://www.my2388.com ): VAS, SP, (SMS,MMS,IVR,WAP, Java Games)
-- PacificNet Communications Limited, iMobile, (http://www.imobile.com.cn, http://www.18900.com, http://wap.17wap.com )

Gaming Market Overview on Macau, China

As of the end of 2006, Macau (a Special Administrative Region of the People's Republic of China) has become the largest and fastest-growing gaming market in the world, and has surpassed the Las Vegas Strip in total revenues. According to statistics provided by Macau government, in 2006, Macau's gaming revenues exceeded US$7 billion (MOP 56.2 billion patacas), surpassing the Las Vegas Strip gaming revenues of US$6.6 billion. Macau borders Zhuhai City of Guangdong Province of China, one of the country's wealthiest and most developed regions and is an hour away from Hong Kong via ferry. In 2006, the number of tourists visiting Macau reached an all-time record of 22 million, an increase of 17 percent compared with 2005, of which 55%, or 12 million visitors, were from mainland China. At the end of 2006, there were 22 casinos, 83 hotels and similar establishments in Macau with close to 13,000 rooms. By 2010, the number of tourists is expected to nearly double to almost 30 million visitors per year. Approximately one billion people live within a three-hour flight of Macau. Numerous hotel, gaming, and other projects are in the works in Macau which are expected to add over 10,000 guest rooms and over 20,000 live entertainment seats in eight separate venues. The number of hotel-casinos in operation and in development in Macau continues to grow, including well- known Chinese names such as Galaxy and Melco, and famous Las Vegas names such as the Sands, the Venetian, Wynn Resort and Crown Macau. With the disposable income of the average Chinese on the rise, Macau's gaming and entertainment market is expected to grow for years to come. Macau is the only area in China where gambling is legal.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

For more information, please contact:

PacificNet USA office:
Jacob Lakhany
Tel: +1-605-229-6678

PacificNet Beijing office:
Becky Zhao
Tel: +86-10-5922-5000
23rd Floor, Building A, TimeCourt,
No.6 Shuguang Xili, Chaoyang District,
Beijing, China 100028

PacificNet Shenzhen Office:
Tel: +86-10-3322-2088
Room 4203, JinZhongHuan Business Center,
Futian District, Shenzhen, China 518040

PacificNet Macau office:
Tel: +853-2870-4154
Unit A-C, 12th Floor, Edificio Commercial I Tak,
No. 126, Rua Da Pequim, Macau, China.